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                                                                    EXHIBIT 3.19

                                     BYLAWS
                                       OF

                     POOL CALIFORNIA ENERGY SERVICES, INC.
                            a California corporation

         These Bylaws shall govern the administration and regulation of the affairs of the corporation, to the extent not in conflict with applicable law. In the event any provision of these Bylaws is in conflict with any applicable law of the United States or the State of California, or of any order, rule, regulation, decree or judgment of any governmental body, power or court having jurisdiction over this corporation, or over the subject matter to which such provision of these Bylaws applies or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or order, rule, regulation, decree or judgment, and shall in all other respects be in full force and effect.

                                   ARTICLE I

                                    OFFICES

         Section 1. PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall likewise fix and designate a principal business office in the State of California.
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         Section 2.  OTHER OFFICES.  The corporation may also have offices at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held each year on such date and at such time as may be designated by the Board of Directors, the Chairman or the President. At such meetings, directors shall be elected and any other proper business may be transacted.

         Section 3. SPECIAL MEETINGS. A special meeting of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, or by the Chairman, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at any such meeting.

         If a special meeting is called by any person or persons other than the Board of Directors, the Chairman or the President, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted,





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and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman, the President, any Vice President or the Corporate Secretary. The officer receiving such request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors the Chairman, or the President may be held.

         Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.





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         Section 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of
any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been. given if sent to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county in which such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

         If any notice addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.





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         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the Corporate Secretary, Assistant Corporate Secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

         Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty- five (45) days from the date set for the





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original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         Section 8. VOTING. Unless a record date for voting purposes is fixed as provided in Section 1 of Article VIII of these Bylaws, then, subject to the provisions of Section 702 to Section 704, inclusive, of the California Corporations Code (the "Code"), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Any shareholder entitled to vote on any matter other than elections of directors or officers, may vote part of the shares held by such person in favor of the proposal and refrain from voting the remaining shares held by such person or vote them against the proposal, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for directors must





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be by ballot upon demand by a shareholder at any election and before the voting begins.

         At a shareholders' meeting involving the election of directors, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the names of such candidate(s) have been placed in nomination prior to the voting and a shareholder has given notice prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then each shareholder entitled to vote may cumulate such shareholder's votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or distribute the shareholder's vote on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

         Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of





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notice or a consent to a holding of the meeting, or an approval of the minutes thereof.

         Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

         Section 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consents shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Corporate Secretary and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporate Secretary prior to the time that written consents of the





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number of shares required to authorize the proposed action have been filed with the Corporate Secretary.

         If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Corporate Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.

         Section 11. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Corporate Secretary. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of such proxy, unless otherwise provided in the proxy.





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                                  ARTICLE III

                                   DIRECTORS

         Section 1. POWERS. Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

                 (a) Select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

                 (b) Change the principal executive office or the principal business office from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency or foreign country; cause the corporation to conduct business within or without the State of California; designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificate of stock, and alter the form of such seal and of such





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         certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

                 (c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, tangible or intangible property actually received.

                 (d) Borrow money and incur indebtedness for the purpose of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

         Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The Board of Directors shall consist of three directors. Directors need not be shareholders or residents of the State of California.

         Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose, or at the next annual meeting of shareholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has





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been elected and qualified or until his earlier resignation or removal or his office has been declared vacant in the manner provided in these Bylaws.

         Section 4. RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign effective upon giving written notice to the Chairman, the President, the Corporate Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed either for or without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, provided that no director may be removed without cause (unless the entire Board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected. No reduction of the authorized





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number of directors shall have the effect of removing any director before his term of office expires.

         Section 5. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by approval of the shareholders.

         A vacancy in the Board of Directors exists as to any authorized position of director which is not then filled by a duly elected director, whether caused by death, resignation, removal, increase in the authorized number of directors or otherwise.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         Section 6. PLACE OF MEETINGS. Regular meetings of the Board of Directors may be held at any place within or without the State of California as shall from time to time be determined by the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or without the State of California that has been designated in the





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notice of the meeting or, if not stated in the notice or if there is not notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

         Section 7. ANNUAL MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of transaction of other business. Notice of this meeting shall not be required.

         Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held with or without notice, provided that notice of any change in the time of any such meetings shall be given to all of the directors. Notice of a change in the determination of the time shall be given to each director in the same manner as notice for special meetings of the Board of Directors.

         Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman or the President or any director.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of





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the corporation.  In case such notice is mailed, it shall be deposited in the
United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         Section 10. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if,





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either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         Section 12. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         Section 13. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

         Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same form and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.





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         Section 15.  FEES AND COMPENSATION OF DIRECTORS.  Directors and
members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such services.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board shall have all the authority of the Board, except with respect to:

                 (a) the approval of any action which, under the Code must be approved by the shareholders or approved by the outstanding shares;

                 (b) the filling of vacancies on the Board of Directors or in any committee;

                 (c) the fixing of compensation of the directors for serving on the Board or on any committee;





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                 (d)      the amendment or repeal of Bylaws or the adoption of
         new Bylaws;

                 (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

                 (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

                 (g) the appointment of any other committees of the Board of Directors or the members thereof.

         Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III, Sections 6 (place of meetings), 8 (other regular meetings), 9 (special meetings), 10 (quorum), 11 (waiver of notice), 12 (adjournment), 13 (notice of adjournment) and 14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as of the committee. Special meetings of committees may also be called by resolutions of the Board of Directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the





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government of any committee not inconsistent with the provisions of these
Bylaws.

                                   ARTICLE V

                                    OFFICERS

         Section 1. OFFICERS. The officers of the corporation shall be a President, a Corporate Secretary and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman, one or more Vice Presidents, a General Counsel, a Controller, and a Treasurer. Any two or more offices may be held by the same person, except that the same person shall not serve as both President and Corporate Secretary.

         Section 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article V, shall be elected by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of a person under any contract of employment.

         Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Any officer may be removed, either with or without cause, by the Board of Directors or by the President.





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         Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES IN OFFICE. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         Section 6. CHAIRMAN. The Chairman, if one is elected, shall be the chief executive officer of the corporation, shall, if present, preside at all meetings of the Board of Directors, and shall have overall supervision and direction of the corporation's business operations and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. The Chairman shall preside at all meetings of the shareholders.

         Section 7. PRESIDENT. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman, the President shall be the chief operating officer of the corporation and shall have general supervision and direction of the day-to-day business operations and the officers of the corporation. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and shareholders. If no Chairman is elected, the President shall also be the chief executive officer of the corporation. He shall also have such





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other powers and duties as may be prescribed by the Board of Directors or these
Bylaws.

         Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President, or the Chairman.

         Section 9. GENERAL COUNSEL. The General Counsel shall have general control over all matters of a legal nature concerning the corporation and shall perform such duties as delineated by the Board or President. He shall be directly responsible to the President in such performance.

         Section 10. CONTROLLER. The Controller shall be in general control of the accounts of the corporation, shall prepare and interpret required accounting, financial and statistical statements, shall be directly responsible to such executive officer and shall perform such other duties as the Board or President may from time to time prescribe.

         Section 11. CORPORATE SECRETARY. The Corporate Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of





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minutes of all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and if, special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The Corporate Secretary shall act as transfer agent of the corporation and/or registrar of its capital stock, and shall keep, or cause to be kept, at the principal executive office records showing the name of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Corporate Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, as may be prescribed by the Board of Directors or by these Bylaws.

         Section 12. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.





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
         The chief financial officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated or otherwise in accordance with these Bylaws. He shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors, shall render or cause to be rendered to the President and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 13. TREASURER. The Treasurer shall, subject to the direction of the chief financial officer, be responsible for the security and management of the funds and other liquid assets of the corporation, shall endorse checks, notes and other obligations on behalf of the corporation for collection and shall deposit the same, together with all monies and other valuable effects to the credit of the corporation in banks or other depositories as the Board of Directors may designate or as may be designated otherwise pursuant to these Bylaws. The Treasurer shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, or the chief financial officer.

                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

         Section 1. INDEMNIFICATION OF DIRECTORS AND CERTAIN OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the Code indemnify each of its directors and its Chairman, President, Vice Presidents, General Counsel, Controller, Treasurer, Corporate Secretary and chief financial officer against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, a "director" of the corporation includes any person who (i) is or was a director of the corporation, (ii) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         Section 2. INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees, and agents (other than the directors and officers specified in Section 1 of this Article against expenses (as defined in Section 317 (a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct of the person was unlawful. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than the directors or officers specified in Section 1 of this Article) includes any person who (i) is or was an employee, officer, or agent of the corporation,
(ii) is or was serving at the request of the corporation as an employee, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee, officer or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         Section 3. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 1 or for which indemnification is permitted pursuant to Section 2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

         Section 4. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

         Section 5. INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         Section 6. CONFLICTS. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                 (a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expense were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                 (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 7. AMENDMENT. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers entitled to such indemnification hereunder which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the shareholders; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Section 8. CHANGES IN CALIFORNIA LAW. References in this Article to the Code or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation, without the requirement of any further action by shareholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                  ARTICLE VII

                              RECORDS AND REPORTS

         Section l. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

         A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours upon five days prior written demand upon the corporation, and/or (ii) obtain from the transfer agent of the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the shareholder subsequent to the date of demand. Such list shall be made available by the transfer agent on or before the later of (i) five (5) days after the demand is received, or (ii) the date specified in the request as the date as of which the list is to be compiled.

         Section 2. MAINTENANCE OF BYLAWS. The corporation shall keep at its principal executive office, or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date.

         Section 3. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they deem appropriate.

                                  ARTICLE VIII

                      CHECKS, DRAFTS AND BILLS OF EXCHANGE

         Section 1. The President of the corporation may from time to time establish General Bank Accounts, Depository Bank Accounts, and such Special Bank Accounts as in his judgment may be needed in carrying on and dispatching the business of the corporation. All checks, drafts and bills of exchange issued in the name of the corporation and calling for the payment of money out of said General Accounts, Depository Accounts, or Special Accounts of the corporation shall be signed by the Controller or Assistant Controller, or such agents and employees as the President may from time to time designate and authorize to sign for the Controller, and countersigned by the Treasurer or any Assistant Treasurer, or such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer; and when so designated by the President, the signature of the Treasurer or an Assistant Treasurer may be affixed by the use of a check-signing machine; provided that for the purpose of transferring funds from any bank or depository at which the corporation has funds on deposit to any other bank or depository of the corporation for credit to the corporation's account, a form of check having plainly printed upon its face "DEPOSITORY TRANSFER CHECK" and being by its wording payable to a bank or depository for credit to the account of the corporation, is hereby authorized, and such checks shall require no signature other than the name of the corporation printed at the lower right corner; and further provided that checks, drafts and bills of exchange issued in the name of the corporation in the amount of $5,000, or the equivalent thereof in foreign currency, or less need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer; and further provided that no person authorized to sign checks or drafts may sign a check or draft payable to himself. When signed in such applicable manner, but not otherwise, every check, draft or bill of exchange issued in the name of the corporation and calling for the payment of money out of the General Bank Accounts, Depository Bank Accounts, and Special Bank Accounts of the corporation shall be valid and enforceable according to its wording, tenor and effect, but not otherwise. Provided however, that for the purpose of transferring funds between accounts of the corporation, from accounts of the corporation to accounts of Pool Energy Services Co. and its subsidiaries and affiliates, from accounts of the corporation to accounts of subsidiaries and affiliates, and from accounts of the corporation for the purpose of investment of corporate funds, the Treasurer or an Assistant Treasurer, or such agents and employees as the President may from time to time designate and authorize, may make such transfer of funds by bank wire transfers through oral or written instructions; and for the purpose of transferring funds from accounts of the corporation to accounts of other third parties, such funds may be transferred by bank wire transfers but only upon written instructions from the Treasurer or an Assistant Treasurer or such agents and employees as the President may from time to time designate and authorize to sign for the Treasurer, and countersigned by the Controller or Assistant Controller, or such agents and employees as the President may from time to time designate and authorize to sign for the Controller.

         Section 2. The Treasurer of the corporation may establish special bank accounts designated as Agent's Accounts or Local Manager's Account in such bank or banks as in his judgment may be needed in carrying on and dispatching the business of the corporation, provided that the Treasurer in establishing and maintaining such accounts shall keep only such funds therein and in such amount as may be required for the local needs of such accounts and provided that checks or drafts issued against or drawn on such accounts shall be valid and binding on the corporation according to their wording, tenor and effect when signed by either the Treasurer of the corporation or by such agent or employee of the corporation as may be designated by the Treasurer in writing to such bank or when signed in such manner and by such agent or employee of the corporation as may be designated by the President of the corporation; and further provided that checks and drafts issued in the name of the corporation against funds in such Agent's Account or Local Manager's Account in the amount of $1,000.00 or more must be countersigned by two persons authorized to sign such checks or drafts.





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
                                   ARTICLE IX

                           GENERAL CORPORATE MATTERS

         Section 1. RECORD DATE. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days not less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to any other action, and in such case only shareholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Code.

         If the Board of Directors does not so fix a record date:

                 (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                 (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

                 (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
         (60th) day prior to the date of such other action, whichever is later.

         Section 2. NOTES AND OTHER EVIDENCES OF INDEBTEDNESS. All notes or other evidences of indebtedness issued in the name of or payable by the corporation shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer, or by such other person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         Section 3. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

         Section 4. STOCK CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation (i) by the Chairman, the President or a Vice President, and (ii) by the chief financial officer or Treasurer or any Assistant Treasurer or the Corporate Secretary or any Assistant Corporate Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the Code, the Corporate Securities Law of 1968, any other state or federal securities law or any agreement between the corporation and the issuer thereof, and may contain such legend or other statement as may be required by any other applicable law or regulation or agreement.

         No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5. LOST CERTIFICATES. Except as hereinafter in this Section provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require including provision for indemnification of the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

         Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman, the President, any Vice President, or any other person authorized by resolution of the Board of Directors is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers or other persons to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either in person or by duly executed proxy.

         Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE X

                                   AMENDMENTS

         Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the shares entitled to vote, or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt Bylaws, the notice of such meeting shall include a brief statement or summary of the proposed action.